EXHIBIT  23.1

                           Michael Johnson & Co., LLC
                       9175 East Kenyon Avenue, Suite 100
                             Denver, Colorado 80237
                                 (303) 796-0099

April  5,  2004

U.S. Securities and Exchange Commission Division of Corporation Finance 450 Fifth Street, N.W.
Washington,  DC  20549


Dear  Sir/Madame:

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of Force Protection, Inc. (formerly known as Sonic Jet Performance, Inc.) of our report dated March 2, 2004 included in Force Protection, Inc.'s Annual Report on Form 10-KSB for the years ended December 31, 2003 and 2002, and to all references to our firm included in this Registration Statement.

Sincerely,



/s/  Michael  Johnson  &  Co.,  LLC
Denver,  Colorado